As filed with the Securities and Exchange Commission on November 27, 2019

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AON PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1030901
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

122 Leadenhall Street, London, England	EC3V 4AN
(Address of Principal Executive Offices)	(Zip Code)

Aon plc 2011 Incentive Plan

(Full Title of the Plan)

Darren Zeidel

Executive Vice President, General Counsel and Company Secretary

Aon plc

200 East Randolph Street

Chicago, Illinois 60601

(312) 381-1000

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Aon plc 2011 Incentive Plan
Class A Ordinary Shares, par value $0.01 per share	5,000,000	$199.865	$999,325,000	$129,712.39

(1)	This Registration Statement on Form S-8 covers an additional 5,000,000 Class A Ordinary Shares, par value $0.01 per share, of Aon plc issuable pursuant to the Aon plc 2011 Incentive Plan.
(2)

This Registration Statement on Form S-8 covers such additional and indeterminate number of Class A Ordinary Shares, par value $0.01 per share, of Aon plc as may become issuable by reason of share dividends, share splits or similar transactions.

(3)

Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sales prices per share of Class A Ordinary Shares as reported by the New York Stock Exchange on November 21, 2019.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional 5,000,000 Class A Ordinary Shares, nominal value $0.01 per share (the “Class A Ordinary Shares”), of Aon plc (the “Company”) that may be offered and sold pursuant to the Aon plc 2011 Incentive Plan (the “Plan”). The Company’s shareholders approved the addition of these shares to the Plan at the Company’s annual general meeting of shareholders on June 21, 2019.

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-174788) filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2011, as amended by the Post-Effective Amendment No. 1 thereto filed with the Commission on April 2, 2012, and the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-199759) filed with the Commission on October 31, 2014, pertaining to the Plan, are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company (Commission File No. 001-07933) are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on February 19, 2019;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the Commission on April 26, 2019;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the Commission on July 26, 2019;

(d)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Commission on October 25, 2019;

(e)	Definitive Proxy Statement on Schedule 14A filed on April 26, 2019 (to the extent incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018);

(f)

Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) of the Company filed with the Commission on March  5, 2019, March 6, 2019, May  2, 2019, June 4, 2019, June  25, 2019, October  29, 2019 and November 15, 2019; and

(g)

The description of the Common Stock of Aon Corporation contained in Item 12 of the Registration Statement on Form 10 filed by Aon Corporation with the Commission on February 19, 1980 (when Aon Corporation was known as Combined International Corporation), and any amendment or report which Aon Corporation or the Company has filed (or which the Company will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating such description, including the Company’s Current Report on Form 8-K filed with the Commission on April 2, 2012.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and any exhibits that are related to such items), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company filed with the Commission on July 26, 2019).

4.2	Aon plc 2011 Incentive Plan, as amended and restated effective March 29, 2019 (incorporated by reference to Appendix B to the Company’s definitive proxy statement for the 2019 annual general meeting of shareholders filed with the Commission on April 26, 2019).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on November 27, 2019.

AON PLC

By:	/s/ Christa Davies
	Name:	Christa Davies
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Gregory C. Case	President, Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2019

* Lester B. Knight	Non-Executive Chairman and Director	November 27, 2019

* Jin-Yong Cai	Director	November 27, 2019

* Jeffrey C. Campbell	Director	November 27, 2019

* Fulvio Conti	Director	November 27, 2019

Signature	Title	Date

* Cheryl A. Francis	Director	November 27, 2019

* J. Michael Losh	Director	November 27, 2019

* Richard B. Myers	Director	November 27, 2019

* Richard C. Notebaert	Director	November 27, 2019

* Gloria Santona	Director	November 27, 2019

* Carolyn Y. Woo	Director	November 27, 2019

/s/ Christa Davies Christa Davies	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 27, 2019

/s/ Michael Neller Michael Neller	Global Controller (Principal Accounting Officer)	November 27, 2019

*By:	/s/ Christa Davies
	Christa Davies	November 27, 2019
Attorney-in-Fact

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